PROSPECTUS SUPPLEMENT                        This Prospectus Supplement,
FOR THE PERIOD ENDING                        filed pursuant to Rule 424(b)(3),
DECEMBER 31, 1996 TO                         relates to Registration Statement
PROSPECTUS DATED                             No. 33-55010-01 and the
DECEMBER 14, 1992                            Prospectus dated December 14, 1992




                       SECURITIES AND EXCHANGE COMMISSION
                             450 Fifth Street, N.W.
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): January 15, 1997


                           DISCOVER CARD TRUST 1992 B
                           --------------------------
             (Exact name of registrant as specified in its charter)


Delaware                     0-21186                       Not Applicable
--------                     -------                       --------------
(State of                    (Commission                   (IRS Employer
organization)                File Number)                  Identification No.)


c/o Discover Receivables Financing Group, Inc.
12 Read's Way
New Castle, Delaware                                     19720
--------------------------------------------------------------------
(Address of principal executive offices)               (Zip Code)

Registrant's telephone number, including area code: (302) 323-7826


                                 Not Applicable
               --------------------------------------------------
          (Former name or former address, if changed since last report)


                                  Page 1 of 13
                         Index to Exhibits is on page 4

Item 5. Other Events
        ------------

On January 15, 1997 the Registrant made available the Monthly
Certificateholders' Statement for the Due Period of December 1996, which is attached as Exhibit 21 hereto.

Item 7.  Financial Statements and Exhibits
         ---------------------------------

(c) Exhibits

Exhibit No.                Description
-----------                -----------

21 Monthly Certificateholders' Statement for Discover Card Trust 1992 B related to the
                           Due Period ending December 31, 1996.

                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                           DISCOVER CARD TRUST 1992 B
                                  (Registrant)

                           By: DISCOVER RECEIVABLES FINANCING
                               GROUP, INC.
                               as originator of the Trust


                           By:          Birendra Kumar
                               ---------------------------------
                               Birendra Kumar
                               Vice President and Treasurer


Date: January 15, 1997

                                  EXHIBIT INDEX

Exhibit No.                Description
-----------                -----------

21 Monthly Certificateholders' Statement for Discover Card Trust 1992 B related to the Due Period ending December 31, 1996.